Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273811 on Form S-3, and Registration Statement No. 333-263151 on Form S-8 of our report dated March 4, 2024, relating to the financial statements of Butterfly Network, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

March 4, 2024